UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

FLORIDA GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

(502) 589-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, on August 19, 2013, Florida Gaming Corporation (the “Company”) and its wholly-owned subsidiary, Florida Gaming Centers, Inc., each filed voluntary petitions in the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”).

On August 30, 2013, the Bankruptcy Court entered an Interim Order (the "Order") designed to assist the Company in preserving its net operating losses by (1) establishing notification and hearing procedures for transfers of certain common stock and (2) setting a final hearing to consider the issues addressed in the Order. The Order requires that any entity (as defined by the Bankruptcy Code) seeking to acquire ownership of more than 4.9% of the Company’s common stock, before such acquisition, file with the Bankruptcy Court and serve on the “Notice Parties” named in the Order (i) a Declaration of Intent to Purchase, Acquire or Otherwise Accumulate Common Stock and (ii) a motion to approve any such contemplated transaction. The Company (or any other interested party) would then have the right to object to the proposed acquisition.

The above summary of certain terms of the Order is qualified in its entirety by the Order and the related motion (including exhibits thereto), which are attached as Exhibit 99.1 hereto and are incorporated into this Item 8.01.

A notice containing a more complete description of the restrictions imposed by the Order will be posted on the Company’s website, www.casinomiamijaialai.com. This notice contains information regarding procedures to be followed by any person that wishes to object to these trading restrictions. All objections must be filed with the Bankruptcy Court on or before September 9, 2013 at 4:00 p.m. in the manner described in the Order, and all persons who have properly and timely filed an objection will have the opportunity to be heard on September 11, 2013 at 2:00 p.m. at the Bankruptcy Court in Miami, Florida.

For more detailed information, please read the Order in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Interim Order (including motion and exhibits) entered on August 30, 2013.
99.2	Press Release dated September 6, 2013.

Forward-Looking Statements

Certain of the information contained in this report and the exhibits hereto should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Florida Gaming Corporation's current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Florida Gaming Corporation and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to continue as going concerns; the companies' ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted from time to time; the ability of the companies to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the companies to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies' ability to maintain contracts that are critical to operations; the potential adverse impact of the Chapter 11 cases on the companies' liquidity or results of operations; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; competitive pressures in the gaming industry; government legislation and regulation; and other risks and uncertainties set forth from time to time in Florida Gaming Corporation's reports to the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: September 6, 2013	By	/s/ W. Bennett Collett, Jr.
W. Bennett Collett, Jr.
Chief Executive Officer